EXHIBIT 10.16

AMENDMENT No. 1

to

AIRCRAFT TIME-SHARING AGREEMENT

This Amendment No. 1 to Aircraft Time-Sharing Agreement (“Amendment”) is done as of this 1st day of September, 2005 by and between US Home Corporation (“Lessor”) and Stuart Miller (“Lessee”) (collectively the “Parties”). The Time-Sharing Agreement concluded by and between Lessor and Lessee on August 17, 2005 (“Agreement”) is hereby amended as follows:

1. The second sentence of Article 10(a) is hereby replaced in its entirety with the words:

“Lessee’s use shall include use of the Aircraft for the benefit of any related family member as well as for the transportation of unrelated guests, provided that Lessee shall make no charge nor accept any payment for the transportation of any of such persons.”

2. In order to conform the Agreement to FAR Part 91.23(a), Paragraph 15 shall become the concluding paragraph. Paragraphs 16 through 24 shall become paragraphs 15 through 23, respectively. The changes in ordering are not intended to change the meaning or interpretation of such paragraphs, and all such paragraphs remain in full force and effect.

3. The FAA N-number specified in item (a) of Exhibit A “Description of Aircraft” has changed and is hereby substituted with “N954L.”

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

Lessor:

US HOME CORPORATION

By:	/s/ L. Christian Marlin

Lessee:
/s/ Stuart Miller
Stuart Miller